Exhibit 15

                           Accountants' Acknowledgment

Footstar, Inc.
Mahwah, New Jersey

Board of Directors:

Re: Registration Statements Numbers 33-20731 and 33-30011 on Form S-8

With respect to the subject registration statement, we acknowledge our awareness of the use therein of our report dated April 20, 1999 related to our review of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.

                                                                     /s/KPMG LLP

Short Hills, New Jersey
May 12, 1999